Exhibit 23.1

Texas Office: 8920 Business Park Dr Austin, Texs 78759 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-266017) and Form S-3 (File No. 333-263855) of our report dated April 15, 2024 with respect to the audited financial statements of Greenwich Lifesciences, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ RBSM LLP

Austin, Texas

April 15, 2024

New York, NY Washington DC Mumbai & Pune, India Boca Raton, FL

San Francisco, CA Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide